Exhibit 99.1

Five Oaks Investment Corp. Reports Fourth Quarter and Full Year 2017 Financial Results, Announces Changes to Common Stock Dividend Payment Frequency For The Third Quarter of 2018 Onwards And Announces Second Quarter 2018 Common And Preferred Stock Dividends

NEW YORK, March 16, 2018 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the fourth quarter and for the year ended December 31, 2017. For the fourth quarter, the Company reported GAAP net income attributable to common shareholders of $8.0 million, or $0.36 per basic and diluted share, a comprehensive loss of $1.4 million, or $0.06 per basic and diluted share, and core earnings (1) of $2.3 million, or $0.10 per basic and diluted share. For the year, the Company reported GAAP net income of $1.2 million, or $0.06 per basic and diluted share, a comprehensive loss of $4.6 million, or $0.23 per basic and diluted share, and core earnings of $9.5 million, or $0.48 per basic and diluted share. The Company also reported a net book value of $4.91 per share on a basic and diluted basis at December 31, 2017.

In connection with the Hunt Transaction and the transition to a new strategic direction, as further described below, the Company also announced that in order to better align itself with its peers, with effect from the third quarter of 2018, it intends to switch from paying dividends on its common stock on a monthly basis to a quarterly basis. Accordingly, the Company will announce on or about September 14, 2018 its third quarter 2018 common stock dividend, payable on October 15, 2018 to stockholders of record on September 28, 2018.

The Company further announced that on March 15, 2018, its board of directors declared monthly cash dividend rates for the second quarter of 2018 of $0.02 per share of common stock for the months of April, May and June, equivalent to a quarterly rate of $0.06 per share. Further, in accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), the board of directors has also declared monthly cash dividend rates for the second quarter of 2018 of $0.1823 per share of Series A Preferred Stock.

2017 Highlights

  Realized a negative economic return on our common stock of 8.2% for the year after accounting for dividends of $0.60(2).
  Continued the reduction of our credit risk MBS exposure during the year.  We reduced our Non-Agency RMBS exposure from $12.8 million at December 31, 2016 to $4.4 million at December 31, 2017 (on a non-GAAP combined basis), and reduced our Multi-Family MBS exposure from $91.5 million at December 31, 2016 to $27.4 million at December 31, 2017 (on a non-GAAP combined basis); since year end, we have sold $5.9 million of the remaining Multi-Family exposure.  We also completed the sale of all remaining residential mortgage loans prior to year-end.
  We continued to redeploy the capital released from selling down our credit exposure into Agency RMBS, which increased from $790.2 million at December 31, 2016 to $1,285.1 million at December 31, 2017.  In order to minimize the potential impact of interest rate volatility, the increase was composed of purchases of Agency hybrid-ARMs.
  On June 16, 2017, we issued 4,600,000 shares of common stock, inclusive of the underwriters' overallotment option, for $4.60 per share, raising net proceeds of approximately $19.8 million.

The Hunt Transaction

On January 18, 2018, we announced a new strategic direction, and the entry into a new external management agreement with Hunt Investment Management, LLC, an affiliate of the Hunt Companies Inc. ("Hunt") and the concurrent mutual termination of our management agreement with Oak Circle Capital Partners, LLC ("Oak Circle"). Management by Hunt is expected to provide Five Oaks with a new strategic direction through the reallocation of capital into new investment opportunities focused in the commercial real estate mortgage space and direct access to Hunt's significant pipeline of transitional floating-rate multi-family and commercial real estate loans. Hunt and its affiliates have extensive experience in the origination, servicing, risk management and financing of this asset class and the floating-rate nature of the loans should reduce or eliminate the need for complex interest-rate hedging. The new management agreement is expected to better align our interests with those of our new manager through an incentive fee arrangement and agreed upon limitations on manager expense reimbursements from us. Pursuant to the terms of the termination agreement between Five Oaks and Oak Circle, the termination of the prior management agreement did not trigger, and Oak Circle was not paid, a termination fee by us. Hunt separately agreed to pay Oak Circle a negotiated payment in connection with the termination agreement.

In connection with the transaction, an affiliate of Hunt purchased 1,539,406 shares of our common stock in a private placement, at a purchase price of $4.77 per share resulting in an aggregate capital raise of $7,342,967. In addition, an affiliate of Hunt also purchased 710,495 Five Oaks shares from our largest shareholder, XL Investments Ltd. ("XL Investments"), for the same price per share. The purchase price per share represents a 56.9% premium over the Five Oaks common share price as of the closing on January 17, 2018. In connection with the acquisition of shares from XL Investments, Xl Investments agreed to terminate all of its currently held Five Oaks warrants. After completion of these share purchases, Hunt and its affiliates own approximately 9.5% of Five Oaks outstanding common shares. Also in connection with the transaction, David Carroll resigned as a director, Chairman and CEO of the Company and the Five Oaks board appointed James C. ("Chris") Hunt as a director and Chairman of the board and named James P. Flynn as CEO of Five Oaks and Michael P. Larsen as President of Five Oaks.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

James Flynn, CEO commented: "2017 was characterized by further well-telegraphed increases in the Federal Funds rate and the Federal Reserve's announcement of a detailed plan to normalize its balance sheet holdings of Treasury and agency securities. The early part of 2018 has seen a continuation of positive economic growth both in the US and globally, and with a new Fed chairman in place, a continued expectation of further gradual increases in rates accompanied by the potential for a pick-up in inflation. Following the transaction that we announced in January 2018, we anticipate transitioning the Five Oaks portfolio into assets within the commercial real estate mortgage space that are less sensitive to interest rate volatility, and which we believe can benefit from Hunt's extensive historical experience in order to provide attractive investment opportunities for the company".

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of December 31, 2017:

For the period ended December 31, 2017	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	1,297,656,984	21,777,547	11,063,922	4,951,539	34,347,339	1,369,797,331
Market Value	1,285,083,648	27,437,098	4,399,779	3,977,804	34,337,339	1,355,245,668
Repurchase Agreements	(1,228,349,000)	(3,618,000)	(2,555,000)	-	-	(1,234,522,000)
Hedges	5,349,613	-	-	-	-	5,349,613
Other (5)	9,972,992	(3,286)	47,841	-	(451,351)	9,566,196
Restricted Cash and Due to Broker	10,151,800	-	-	-	-	10,151,800
Equity Allocated	82,209,053	23,815,812	1,892,620	3,977,804	33,895,988	145,791,277

Debt/Net Equity (6)	14.94	0.15	1.35	-	-	8.47

For the year ended December 31, 2017	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.47%	10.18%	-0.64%	73.35%	-	2.83%
Less Cost of Funds	1.16%	1.06%	1.00%	-	-	1.16%
Net Interest Margin (9)	1.31%	9.12%	-1.64%	73.35%	-	1.67%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $0, and the fair value of our investments in Multi-Family MBS is $5,742,000.

(2)	Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.
(3)	Includes mortgage servicing rights.
(4)	Includes cash and cash equivalents.
(5)	Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(6)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7)	Includes income on mortgage servicing rights.
(8)	Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 2.65%.
(9)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the years ended December 31, 2017 and December 31, 2016:

	Year Ended December 31, 2017			Year Ended December 31, 2016

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$9,542,109	$ 0.48	4.43%	$ 10,919,221	$ 0.75	5.77%
GAAP Net Income (Loss)	$1,184,925	$ 0.06	0.55%	$ (11,551,991)	$ (0.79)	(6.08)%
Comprehensive Income (Loss)	$(4,600,929)	$ (0.23)	(2.14)%	$ (20,384,850)	$ (1.39)	(10.77)%
Weighted Ave Shares Outstanding		20,048,128			14,641,701
Weighted Average Equity		$215,358,033			$189,211,689

Stockholders' Equity and Book Value Per Share

As of December 31, 2017, our stockholders' equity was $145.8 million and our book value per common share was $4.91 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.02 per share of common stock for the months of April, May and June 2018.

Second Quarter 2018 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2018	$0.02	April 16, 2018	April 27, 2018

May 2018	$0.02	May 15, 2018	May 30, 2018

June 2018	$0.02	June 15, 2018	June 29, 2018

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the second quarter of 2018 of $0.1823 per share of Series A Preferred Stock:

Second Quarter 2018 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2018	$0.1823	April 16, 2018	April 27, 2018

May 2018	$0.1823	May 15, 2018	May 29, 2018

June 2018	$0.1823	June 15, 2017	June 27, 2017

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts. However, our maximum exposure to loss from consolidation of the trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of December 31, 2017 and December 31, 2016 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Year Ended	Year Ended

	December 31, 2017	December 31, 2016
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$1,184,925	$(11,511,991)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$14,054,164	$7,216,137
Unrealized (Gain) Loss on fair value option securities	$(9,448,270)	$4,683,410
Realized (Gain) Loss on derivative contracts, net	$(2,219,719)	$3,089,001
Unrealized (Gain) Loss on derivative contracts, net	$2,704,413	$(5,495,463)
Realized (Gain) Loss on mortgage loans held-for-sale	$221,620	$(94,187)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$(17,727)	$151,023
Unrealized (Gain) Loss on mortgage servicing rights	$487,856	$827,864
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(3,353,365)	$5,219,530
Unrealized (Gain) Loss on residential loans held in securitization trusts	$961,100	$(404,720)
Other income	$(46,262)	$(32,276)
Subtotal	$3,343,810	$15,160,319

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$-	$541,342
Additional other-than-temporary credit impairment losses	$-	$183,790
Net other-than-temporary impairments	$-	$725,132
Other Adjustments
Recognized compensation expense related to restricted common stock	$20,581	$35,785
Adjustment for consolidated securities/securitization costs	$4,840,471	$4,107,787
Adjustment for one-time charges	$152,322	$2,402,189
Core Earnings	$9,542,109	$10,919,221

Weighted average shares outstanding - Basic and Diluted	20,048,128	14,641,701

Core Earnings per weighted average shares outstanding - Basic and Diluted	$0.48	$0.75

Additional Information

As of December 31, 2017, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of December 31, 2017 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value (1)	$1,135,251,880
Multi-Family Securitized Debt Obligations (non-recourse) (2)	$(1,113,556,782)
Net Carrying Value	$21,695,098
Multi-Family MBS PO	$5,742,000
Cash and Other	$(3,286)
Repurchase Agreements	$(3,618,000)
Net Capital in Multi-Family	$23,815,812

(1) Includes interest receivable
(2) Includes interest payable

As of December 31, 2017, we have determined that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of December 31, 2017 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)(2)	$119,138,514
Residential Securitized Debt Obligations (non-recourse) (3)	$(114,738,735)
Net Carrying Value	$4,399,779
Cash and Other	$47,841
Repurchase Agreements	$(2,555,000)
Net Capital in Non-Agency	$1,892,620

(1) Excludes $1,013,942 in Mortgage Servicing Rights (2) Includes interest receivable (3) Includes interest payable

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors.

Five Oaks Investment Corp. is externally managed and advised by Hunt Investment Management, LLC. More information regarding Hunt Investment Management is described in its brochure (Part 2A of Form ADV) available at www.adviserinfo.sec.gov.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	12/31/2017(1)	12/31/2016(1)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $1,295,225,428 and $876,121,505 for December 31, 2017 and December 31, 2016, respectively)	$ 1,290,825,648	$ 870,929,601
Mortgage loans held-for-sale, at fair value	-	2,849,536
Multi-family loans held in securitization trusts, at fair value	1,130,874,274	1,222,905,433
Residential loans held in securitization trusts, at fair value	119,756,455	141,126,720
Mortgage servicing rights, at fair value	2,963,861	3,440,809
Cash and cash equivalents	34,347,339	27,534,374
Restricted cash	11,275,263	10,355,222
Deferred offering costs	179,382	96,489
Accrued interest receivable	8,852,036	7,619,717
Investment related receivable	7,461,128	3,914,458
Derivative assets, at fair value	5,349,613	8,053,813
Other assets	656,117	775,031

Total assets	$ 2,612,541,116	$ 2,299,601,203

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$ 1,234,522,000	$ 804,811,000
Multi-family securitized debt obligations	1,109,204,743	1,204,583,678
Residential securitized debt obligations	114,418,318	134,846,348
Accrued interest payable	6,194,464	5,467,916
Dividends payable	39,132	39,132
Deferred income	222,518	203,743
Due to broker	1,123,463	4,244,678
Fees and expenses payable to Manager	752,000	880,000
Other accounts payable and accrued expenses	273,201	2,057,843

Total liabilities	$ 2,466,749,839	$ 2,157,134,338

COMMITMENTS AND CONTINGENCIES (NOTE 15)

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 22,143,758 and 17,539,258 shares issued and outstanding, at December 31, 2017 and December 31, 2016, respectively	221,393	175,348
Additional paid-in capital	224,048,169	204,264,868
Accumulated other comprehensive income (loss)	(15,054,484)	(9,268,630)
Cumulative distributions to stockholders	(104,650,235)	(89,224,194)
Accumulated earnings (deficit)	4,069,462	(637,499)

Total stockholders' equity	145,791,277	142,466,865

Total liabilities and stockholders' equity	$ 2,612,541,116	$ 2,299,601,203

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Interest income:
Available-for-sale securities	$ 8,213,311	$ 6,695,064	$ 29,521,893	$ 23,475,765
Mortgage loans held-for-sale	2,744	19,787	72,160	430,986
Multi-family loans held in securitization trusts	13,278,776	13,990,128	54,271,017	58,587,780
Residential loans held in securitization trusts	1,199,929	1,441,848	5,103,853	10,585,191
Cash and cash equivalents	25,668	15,585	164,413	41,994
Interest expense:
Repurchase agreements - available-for-sale securities	(4,405,241)	(1,837,487)	(13,493,197)	(6,237,777)
Repurchase agreements - mortgage loans held-for-sale	-	(10,074)	-	(237,807)
Multi-family securitized debt obligations	(12,573,806)	(13,272,929)	(51,440,694)	(54,940,386)
Residential securitized debt obligations	(959,278)	(1,138,928)	(4,059,894)	(8,117,402)
Net interest income	4,782,103	5,902,994	20,139,551	23,588,344
Other-than-temporary impairments
(Increase) decrease in credit reserves	-	-	-	(541,342)
Additional other-than-temporary credit impairment losses	-	-	-	(183,790)
Total impairment losses recognized in earnings	-	-	-	(725,132)
Other income:
Realized gain (loss) on sale of investments, net	562,833	(3,854,528)	(14,054,164)	(7,216,137)
Change in unrealized gain (loss) on fair value option securities	-	(1,113,666)	9,448,270	(4,683,410)
Realized gain (loss) on derivative contracts, net	170,319	78,876	2,219,719	(3,089,001)
Change in unrealized gain (loss) on derivative contracts, net	5,878,687	12,667,801	(2,704,413)	5,495,463
Realized gain (loss) on mortgage loans held-for-sale, net	-	(34,988)	(221,620)	94,187
Change in unrealized gain (loss) on mortgage loans held-for-sale	-	(148,138)	17,727	(151,023)
Change in unrealized gain (loss) on mortgage servicing rights	(30,136)	415,376	(487,856)	(827,864)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	555,799	385,309	3,353,365	(5,219,530)
Change in unrealized gain (loss) on residential loans held in securitization trusts	(187,426)	324,209	(961,100)	404,720
Other interest expense	-	-	(152,322)	(1,860,000)
Servicing income	200,626	206,413	922,094	932,424
Other income	12,987	5,465	46,262	32,376
Total other income (loss)	7,163,689	8,932,129	(2,574,038)	(16,087,795)
Expenses:
Management fee	544,246	598,867	2,215,050	2,472,353
General and administrative expenses	1,333,979	1,384,787	5,454,786	5,867,851
Operating expenses reimbursable to Manager	1,041,245	1,173,830	4,127,549	4,747,275
Other operating expenses	85,393	87,038	855,582	1,480,341
Compensation expense	50,201	53,021	205,585	197,452
Total expenses	3,055,064	3,297,543	12,858,552	14,765,272
Net income (loss)	8,890,728	11,537,580	4,706,961	(7,989,855)
Dividends to preferred stockholders	(890,292)	(890,292)	(3,522,036)	(3,522,036)
Net income (loss) attributable to common stockholders	$ 8,000,436	$ 10,647,288	$ 1,184,925	$ (11,511,891)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$ 8,000,436	$ 10,647,288	$ 1,184,925	$ (11,511,891)
Weighted average number of shares of common stock outstanding	22,142,926	14,762,006	20,048,128	14,641,701
Basic and diluted income (loss) per share	$ 0.36	$ 0.72	$ 0.06	$ (0.79)
Dividends declared per weighted average share of common stock	$ 0.15	$ 1.49	$ 0.60	$ 2.04

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp. (212) 588 2049